Return in Duplicate to:
Secretary of State                         [SEAL]
P.O. Box 13697
Austin, TX 78711-3697               Articles of Amendment
FAX: 512/463-5709                  Pursuant to Article 4.04,
                                       Texas Business
Filing. Fee: $150                      Corporation Act



                                 Article I -Name

The name of the corporation is as set forth below:

Pharmco-CRO, Inc.,
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State the name of the entity es it is currently shown in the records of the secretary estate. lithe amendment changes the name of the entity, state the old name and not the new name in Article I.

The filing number issued to the corporation by the secretary of state is:

                                   800277373
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                         Article 2---Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)


The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

Pharmco-SMO, Inc.
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The name of the entity must contain an organizational or accepted abbreviation of se& term- The name must not be the same as, deceptively similar. to or similar to that of an misting corporate, Waited liability company, or limited partnership Gem on file with the secretary of state A preliminary check for name availability is recommended.

           Article 3 --Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

                       Registered Agent of the Corporation
            (Complete either A or B, but not both. Also complete C.)

[ ]   A. The registered agent is an organization (cannot be corporation named above) by the name of:

---------------------------------------------------------------------------
 or

[X]   B. The registered agent is an individual resident of the state whose name is set forth below.


         First Name         MI            Last Name                  Suffix
--------------------------------------------------------------------------------
Nathan Schwartz             E.            Schwartz
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           Registered office of the Corporation (Cannot be a P.O. Box)
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C. The business address of the registered agent and the registered office address is:
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         Street Address                    City            State      Zip code

5660 Fannin, Suite 491                    Houston            TX         77030
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

          Article 4 - Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may he made its the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.



[INTENTIONAL SPACE]






                        Article 5-Date of Adoption

The date of the adoption of the amendments) by the shareholders of the (corporation, or by the board of & directors where no shares have been issued is September 29, 2004

                      Article 6-Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

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                            Effective Date of Filing

 A. [X] This document will become effective when the document is filed by the secretary of state.

OR

 B  [ ]  This document will become effective at a Inter date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
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                                 Execution

The undersigned-signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document,

                        /s/  Nathan E. Schwartz                    10.05.04
                        -------------------------------------------------------
                        Signature of Authorized Officer                Date

Corporations Section              [SEAL]                     Geoffrey S. Connor
P.O. Box 13697                                               Secretary of State
Austin, Texas 78711-3697



                        Office of the Secretary of State


                          CERTIFICATE OF INCORPORATION
                                       OF


                               Pharmco-CRO, Inc.
                            Filing Number: 800277373


The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Incorporation for the above named corporation have been received in this office and have been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 12/08/2003

Effective: 12/08/2003



[STATE OF TEXAS SEAL]
                                                        /s/  Geoffrey S. Connor
                                                             Geoffrey S. Connor
                                                             Secretary of State




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PHONE(512) 463-5555                                           FAX(512) 463-5709
Prepared by: Brent Bowen